Exhibit 10.3

SECOND AMENDMENT TO
LINN ENERGY, LLC
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

WHEREAS, Linn Energy, LLC (the “Company”) maintains the Linn Energy, LLC Amended and Restated Long-Term Incentive Plan, as amended (the “Plan”) for the purpose of granting incentive compensation awards thereunder to employees, consultants, and directors of the Company and its Affiliates for superior performance, and to attract and retain the services of individuals essential for the growth and profitability of the Company; and

WHEREAS, the Company desires to amend the Plan as set forth below to specify the treatment of outstanding Awards in the event of the death of the Participant.

A.           The Plan shall be amended by adding the following Section 6(e)(viii) thereto:

(viii)    Death of Participant.  Unless the treatment of the Award upon the death of the Participant is otherwise expressly set forth in the Award Agreement, upon the termination of a Participant’s employment with or services to the Company and its Affiliates or membership on the Board, whichever is applicable, due to the death of the Participant, all outstanding Awards held by the Participant shall automatically vest or become exercisable in full, as the case may be, and any contrary provision of this Plan shall be deemed to be modified accordingly.  Notwithstanding the foregoing, this Section 6(e)(viii) shall not apply with respect to any Award which by its terms is subject to the achievement of performance criteria, and the terms of the Award Agreement for such Award shall govern in the event of the Participant’s death.

B.            All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

C.            Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.

Executed and effective this 19th day of July, 2010.

LINN ENERGY, LLC

By:	/s/ Mark E. Ellis
Name:	Mark E. Ellis
Title:	President & Chief Executive Officer

HOU01:1159731.2